Exhibit 4.1

No. [ ]	[front side]

EURAND N.V.

with registered seat at Amsterdam, the Netherlands,
trade register number 33286876

[            ]

REGISTERED ORDINARY SHARE(S) OF EUR 0.01 EACH

TYPE II

By:
Title: member of the Board of Directors

[back side]

[ name registered owner ] is the holder of the registered ordinary share(s) mentioned on the reverse side of this share certificate.

1.	[ name registered owner ] transfers such registered ordinary share(s) to on , which Eurand N.V. acknowledged on .

	Signed		and		.
		(signature transferor)		(signature Eurand N.V.)

2.	transfers such registered ordinary share(s) to on , which Eurand N.V. acknowledged on .

	Signed		and		.
		(signature transferor)		(signature Eurand N.V.)

3.	transfers such registered ordinary share(s) to on , which Eurand N.V. acknowledged on .

	Signed		and		.
		(signature transferor)		(signature Eurand N.V.)

This share certificate, the share(s) mentioned herein and the transfer of such share(s) are subject to the laws of the Netherlands and the Articles of Association of Eurand N.V.